EXHIBIT 10-45


                       ROCHESTER TELEPHONE CORPORATION

                     SUPPLEMENTAL MANAGEMENT PENSION PLAN

               Amendment No. 7 to September 1, 1989 Restatement


   Pursuant to Article Six, the Plan is amended, effective January 1, 1994, by adding the following new Section 4.2 immediately following Section 4.1 and by renumbering the remaining provisions of Article Four accordingly:


 4.2 Subject to the conditions set forth below, an eligible Employee who terminates employment on or after reaching age 50 with at least five years of service while holding the position of Corporate Vice President or higher shall be entitled to receive a benefit equal to (a) minus (b) below where

      (a) equals the sum of (1) for each of the eligible Employee's first 15 years of service, 2.5 percent times his average annual compensation during the three consecutive years of service with the Company that produce the highest such average plus (2) for each of the next 15 years of service 1.5 percent times his average annual compensation during the three consecutive years of service with the Company that produce the highest such average, provided that in no event shall the amount under this subsection (a) exceed 60 percent of the eligible Employee's highest three years' average compensation; minus

     (b)  equals the sum of the straight life annuity benefit payable under
          Section 4.1 of this Plan and the straight life annuity benefit payable under the Funded Plan.

  The normal form of benefit payable under this Section 4.2 is a straight life annuity commencing as of the eligible Employee's date of retirement and shall not be subject to actuarial reduction even if the benefit payable from the Funded Plan is subject to such reduction.






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  IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment on its behalf this 15th day of November 1993.



                              ROCHESTER TELEPHONE CORPORATION



                              By /s/ Josephine S.Trubek
                                   -----------------------------------------
                                   Josephine S. Trubek,
                                   Corporate Secretary